Exhibit 99.5

The unaudited consolidated condensed financial statements of Femcare Group as of December 31, 2010 and for the nine months ended December 31, 2010 and 2009 and consolidated notes thereto:
FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

ASSETS	DECEMBER 31, 2010	MARCH 31, 2010

Current assets:
Cash	£3,523	£2,041
Accounts receivable - net	990	1,451
Other receivables	29	34
Inventories	663	670
Prepayments	407	475
Other current assets	1	1
Total current assets	5,614	4,672

Property and equipment - net	394	456

Intangible assets	19,195	19,195
Intangible assets - accumulated amortization	(12,957)	(11,517)
Intangible assets - net	6,238	7,678

Other intangible assets	213	213
Other intangible assets - accumulated amortization	(148)	(133)
Other intangible assets - net	65	80

TOTAL	£12,311	£12,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	£551	£657
Accrued expenses	1,033	1,653
Current portion of notes payable	180	200
Other	332	96
Total current liabilities	2,095	2,606

Long term debt	24,964	23,659

Total liabilities	27,059	26,265

Stockholders' equity:
Preferred Stock - £.01 par value; authorized - 545 shares;
issued - 545 shares at 31-December 2010 and 31-March 2010	5	5
Common Stock - £.01 par value; authorized - 478 shares;
issued - 455 shares at 31-December 2010 and 31-March 2010	5	5
Additional paid-in capital	406	406
Treasury shares	(132)	(132)
Retained earnings	(15,031)	(13,663)
Total stockholders' equity	(14,748)	(13,380)

TOTAL	£12,311	£12,886

See accompanying notes to consolidated condensed financial statements.

FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF INCOME
(In thousands)
	Nine Months Ended		Year Ended
	December 31,		March 31,
	2009	2010	2010

Sales, net	£5,764	£7,566	£7,996
Cost of goods sold	1,606	1,851	2,224
Gross profit	4,158	5,715	5,773
Operating expense:
Sales and marketing	1,090	559	1,444
Research and development	180	152	297
General and administrative	4,603	3,449	5,919
Total operating expense	5,872	4,159	7,660
Operating income	(1,714)	1,555	(1,888)
Other income (expense):
Dividend and interest income	4	10	6
Royalty income	105	90	148
Interest expense	(1,598)	(1,702)	(2,125)
Total other income (expense)	(1,489)	(1,602)	(1,971)
Income (loss) before provision for income taxes	(3,203)	(47)	(3,859)
Provison for income taxes	49	442	63
Net income	£(3,252)	£(489)	£(3,922)

See accompanying notes to consolidated condensed financial statements.

FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOW
(In thousands)
	Nine Months Ended		Year Ended
	December 31,		March 31,
	2009	2010	2010
Cash flows from operating activities:
Net income	£(3,252)	£(489)	£(3,922)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,553	1,535	2,075
Subordinated loan interest payable	1,598	1,702	1,724
Changes in operating assets and liabilities
Accounts receivable	173	537	721
Accrued interest and other receivables	4	10	24
Inventories	110	54	303
Accounts payable	(513)	(498)	(114)
Accrued expenses	1,093	(1,150)	573
Total adjustments	4,016	2,190	5,306
Net cash provided by operating activities	764	1,701	1,384

Cash flows from investing activities:
Capital expenditures for:
Property and equipment	(53)	(19)	(53)
Net cash used in investing activities	(53)	(19)	(53)

Cash flows from financing activities:
Repayments of note payable	(300)	(200)	(300)
Net cash used in financing activities	(300)	(200)	(300)

Effect of exchange rate changes on cash			(75)

Net increase (decrease) in cash and cash equivalents	411	1,482	956

Cash at beginning of period	1,085	2,041	1,085

Cash at end of period	£1,496	£3,523	£2,041

See accompanying notes to unaudited consolidated condensed financial statements.

FEMCARE GROUP LIMITED

NOTES TO UNAUDTED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Currency amounts are in thousands except where noted.

Note 1 – Summary of Significant Accounting Policies:

Organization

Femcare Group Limited, and its wholly owned operating subsidiaries, Femcare-Nikomed Limited of Southampton, England and Femcare Australia, (Femcare, or the Company) is a leading global supplier of minimally invasive surgical systems for female sterilization and also sells a range of other medical devices and instruments primarily for gynecology, urology and general surgery.  Products are sold in the U.K, Australia, the U.S., and international markets.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management believes it considered and disclosed all relevant information in making its estimates that materially affected reported performance and current values.

Principles of Consolidation

The consolidated financial statements include those of the Company and its subsidiaries.  All intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Credit Risk

The primary concentration of credit risk consisted of trade receivables.  In the normal course of business, the Company provided credit terms to its customers.  Accordingly, the Company performed credit evaluations of its customers and maintained allowances for possible losses which, when realized, were within the range of management's expectations.

The Company's customer base consisted of hospitals, medical product distributors and dealers, physician practices and others directly related to healthcare providers.

The Company maintained its cash in bank deposit accounts.

 Accounts Receivable

Accounts receivable were amounts due on product sales and were unsecured.  Accounts receivable were carried at their estimated collectible amounts.  Credit was generally extended on a short-term basis; thus accounts receivable did not bear interest.  Accounts receivable were periodically evaluated for collectibility based on past credit history of customers.  Provisions for losses on accounts receivable were determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Inventories

Finished products, work-in-process, raw materials inventories were stated at the lower of cost (computed on a first-in, first-out method) or market.  Provision was made for obsolete, or slow-moving items where appropriate.

Note 1 – Summary of Significant Accounting Policies (continued)

Property and Equipment
Property and equipment were stated at cost.  Depreciation and amortization were computed using the straight-line and units-of-production methods over estimated useful lives as follows:
Long leasehold land and buildings	Over lease term
Plant and machinery	1-10 years
Furniture, equipment and tooling	3-10 years
Computer equipment	3-4 years
Motor vehicles	4 years

The Company evaluated its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.”  Long-lived assets held and used by the Company were reviewed for impairment whenever events or changes in circumstances indicated that their net book value may not have been recoverable.  When such factors and circumstances existed, the Company compared the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts.

Intangible Assets

Costs associated with the acquisition of patents, trademarks, license rights and non-compete agreements were capitalized at cost and were amortized using the straight-line method over ten years. Intangible assets arising from acquisitions were capitalized and amortized on a straight line basis over their estimated useful economic life, typically ten years.

Revenue Recognition

The Company recognized revenue at the time of shipment to the customer, net of value added tax and sales discounts.

Income Taxes

The Company accounted for income taxes under ASC 740, “Accounting for Income Taxes,” whereby deferred taxes were computed under the asset and liability method.

Current tax, including UK corporation tax, was provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation was provided in full on timing differences that resulted in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallised based on current tax rates and law. Deferred tax assets were recognized to the extent that it was regarded as more likely than not that they would be recovered.  Deferred tax assets and liabilities were not discounted.

Leases

Assets held under finance leases or purchase contracts were capitalized at their fair value on the inception of the leases and depreciated over their estimated useful lives.  The present value of future rentals was shown as a liability and the interest on rental obligations was charged to the income statement over the period of the lease in proportion to the capital balance outstanding.

Royalties

Royalties were accounted for when receivable or payable.

Note 1 – Summary of Significant Accounting Policies (continued)

Translation of Foreign Currencies

Assets and liabilities in foreign currencies were translated into sterling at the rates of exchange at the balance sheet date.  Transactions in foreign currencies were translated into sterling at the rate on the date of the transaction.

Note 2 – Inventories

Inventories at December 31, 2010 and March 31, 2010 consisted of the following:

	December 31,	March 31,
	2010	2010
Finished goods	£58	£60
Work-in-process	28	26
Raw materials	577	584
Total	£663	£670

Note 3 – Property and Equipment

Property and equipment consisted of the following:
	December 31	March 31
	2010	2010
Land and buildings	£66	£66
Plant, machinery, tooling and motor vehicles	757	743
Furniture, fittings, computer and other equipment	335	330
	1,158	1,140

Accumulated depreciation	(764)	(684)
	£394	£456

Note 4 – Long-term Debt

Long-term debt consisted of the following:
	December 31	March 31
	2010	2010
Secured loan notes	£3,620	£3,800
Unsecured loan notes, net of loan issue costs	11,670	11,670
Accrued interest on unsecured loan notes	9,674	8,189
	£24,964	£23,659

The secured loan notes were secured by fixed and floating charges over all property and assets current and future and bear interest at between 2% and 7% per annum above LIBOR. The unsecured loan notes bore interest between 5% and 10%, with interest on a £1,320 note rolled up and payable on redemption.  Loan notes of £10,350 were redeemable on 1 January 2015, or earlier subject to outstanding financial commitments. Interest on the £10,350 notes for the first two years was rolled up and was payable on redemption.  Thereafter, interest was payable twice yearly (in May and November), although it could have been deferred with agreement.  It was agreed that payment of all interest payable was deferred until no earlier than 31 March 2011 or redemption of the loan note if earlier.